EXHIBIT 99.1

Schlumberger and Smith International Announce Agreement

HOUSTON, February 21, 2010 — Schlumberger Ltd (NYSE: SLB) and Smith International, Inc. (NYSE: SII) jointly announced today that their Boards of Directors have unanimously approved a definitive merger agreement in which the companies would combine in a stock-for-stock transaction.

Under the terms of the agreement, Smith shareholders will receive 0.6966 shares of Schlumberger in exchange for each Smith share. Based upon the undisturbed closing stock prices for both companies on February 18, 2010, the agreement places a value of $45.84 per Smith share, representing a 37.5% premium. Upon closing, and reflecting the issuance of new Schlumberger shares, Smith stockholders collectively will own approximately 12.8% of Schlumberger’s outstanding shares of common stock.

Schlumberger expects to realize incremental pretax synergies—after integration costs—of approximately $160 million in 2011 and approximately $320 million in 2012. Schlumberger expects the combination to be accretive to earnings per share in 2012.

Andrew Gould, Chairman and Chief Executive Officer of Schlumberger remarked, “At our investor event in September 2008, we highlighted that increased levels of drilling are required to sustain and increase world oil and gas production. Increasingly, those wells are being drilled in more challenging environments and in new resource plays, with longer and more complex profiles. Schlumberger is already the leader in the measurement and steering technologies that are necessary to drill these profiles.

We firmly believe, however, that the next breakthrough will be through engineered drilling systems that optimize all the components of the drillstring, allowing our customers to drill more economically in demanding conditions. This step change in drilling performance and well productivity must come from combining measurement and steering capabilities with the engineering and design of the complete bottom-hole assembly and its various components—including the drilling fluids and drillbit—with the hydraulic and mechanical environment in which they operate.

Smith’s drilling technologies, other products and expertise complement our own, while the geographical footprint of Schlumberger means we can extend our joint offerings worldwide. We believe this transaction brings significant benefits to the customers and shareholders of both companies, and we look forward to welcoming Smith employees to Schlumberger.”

John Yearwood, Chief Executive Officer of Smith, commented, “This transaction brings our shareholders significant value and the opportunity to integrate with and own a meaningful share of a recognized technology leader in an extensive number of fields. Schlumberger offers Smith’s various segments enhanced engineering and design capability to place our products and expertise at the center of the total drilling system of the future. We look forward to a successful combination with Schlumberger and have no doubt that our customers will see accelerated technology development and that our employees will enjoy enhanced opportunities.”

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The transaction is subject to various conditions including Smith stockholder approval and customary regulatory approvals, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. It is anticipated that the closing of the transaction will occur in the latter half of 2010.

Goldman, Sachs & Co. acted as financial advisor and Baker Botts LLP served as legal counsel to Schlumberger. UBS Investment Bank acted as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal counsel to Smith International.

Conference Call

A conference call to discuss the above announcement will be held on Monday Feb 22, 2010 at 8:30am Eastern Time, 7:30am Central Time, 1:30pm London, 2:30pm Paris. To access the call, which is open to the public, please contact the conference call operator at +1-800-230-1059 within North America, or +1-612-234-9959 outside of North America, approximately 10 minutes prior to the call’s scheduled start time. Ask for the “Schlumberger Conference Call.” At the conclusion of the conference call an audio replay will be available through March 22, 2010 by dialing +1-800-475-6701 within North America, or +1-320-365-3844 outside of North America, and providing the access code 147360.

The conference call will be webcast simultaneously at www.slb.com/irwebcast on a listen-only basis. Please log in 15 minutes ahead of time to test your browser and register for the call. A replay of the webcast will also be available at the same web site.

About Schlumberger

Schlumberger is the world’s leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. Employing approximately 77,000 people representing over 140 nationalities and working in approximately 80 countries, Schlumberger provides the industry’s widest range of products and services from exploration through production.

Schlumberger Limited has principal offices in Paris, Houston and The Hague and reported revenues of $22.70 billion in 2009. For more information, visit www.slb.com.

About Smith

Smith International, Inc. is a leading supplier of premium products and services to the oil and gas exploration and production industry. The Company employs over 21,000 full-time personnel and operates in over 80 countries around the world.

Forward-Looking Statements

This material includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe our future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, the risk that we will not be able to retain key employees, expenses of the merger, and other risk factors that are discussed in Schlumberger’s Form 10-K for the fiscal year ended December 31, 2009, Smith’s Form 10-K for the fiscal year ended December 31, 2008 and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Additional Information

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These documents will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of Smith at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.smith.com or www.slb.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Smith or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Schlumberger’s directors and officers can be found in its preliminary proxy statement filed with the SEC on February 9, 2010 and information regarding Smith’s directors and officers can be found in its proxy statement filed with the SEC on April 13, 2009. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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For more information, contact

Investors

Malcolm Theobald – Schlumberger Limited, Vice President of Investor Relations

Office +1 (713) 375-3535

investor-relations@slb.com

Shawn Housley – Smith International, Inc., Director of Investor Relations

Office + 1 (281) 233-5768

shousley@smith.com

Media

Stephen Whittaker – Schlumberger Limited, Director of Corporate Communications

Office + 33 1 4062 1330

swhittaker@slb.com